Filed Pursuant to Rule 424(b)(3)

File Number 333-162424

PROSPECTUS SUPPLEMENT NO. 5

Prospectus Supplement No. 5

to Prospectus dated October 21, 2009

IBIO, INC.

This Prospectus Supplement No. 5 supplements our Prospectus dated October 21, 2009, as supplemented by Prospectus Supplement No. 1 dated November 16, 2009, Prospectus Supplement No. 2 dated February 17, 2010, Prospectus Supplement No. 3 dated March 3, 2010 and Prospectus Supplement No. 4 dated April 6, 2010. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except upon the exercise of warrants.

Our common stock is quoted on the OTC Bulletin under the symbol IBPM.OB. On May 19, 2010, the closing price of our common stock on the OTC Bulletin Board was $1.03.

This Prospectus Supplement includes the following attached item:
•	Quarterly Report on Form 10-Q for the three months ended March 31, 2010, as filed by us with the Commission on May 19, 2010.

YOU SHOULD READ THE PROSPECTUS, AS SUPPLEMENTED, INCLUDING THE RISK FACTORS THAT BEGIN ON PAGE 2 OF THE PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 19, 2010.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 10-Q

☒ Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2010

OR

☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from _____ to _____
Commission File Number 000-53125

iBio, Inc.
(Exact name of small business registrant in its charter)

Delaware	26-2797813

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Innovation Way, Suite 100, Newark, DE	19711

(Address of principal executive offices)	(Zip Code)

(302) 355-0650
(Registrant’s telephone number, including Area Code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes ☒                               No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

                              Yes ☐                               No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

                              Yes ☐                               No ☒

The number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date:

Class	Outstanding at May 14, 2010

Common Stock, $0.001 par value	28,272,655 Shares

iBio, Inc.
(Formerly iBioPharma, Inc.)
FORM 10-Q
For the Three and Nine Month Periods Ended March 31, 2010

Disclosure Regarding Forward-Looking Statements

Certain statements in this Quarterly Report on Form 10-Q may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iBio, Inc. or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words, “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

iBio, Inc. (the “Company”) cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, the risks and uncertainties affecting its business described in Item 1 of the Company’s Annual Report filed on Form 10-K for the year ended June 30, 2009 and in registration statements and other securities filings by the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements, which are subject to change and inherent risks and uncertainties.

The forward-looking statements contained in this Quarterly Report on Form 10-Q are made only as of the date hereof and the Company does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

PART I	FINANCIAL INFORMATION

Item 1	FINANCIAL STATEMENTS

iBio, Inc.
(Formerly iBioPharma, Inc.)
Condensed Balance Sheets

	March 31, 2010 (Unaudited)	June 30, 2009 (Note 2)

Assets

Current assets:

Cash	$1,494,976	$1,039,244
Accounts receivable	9,405	209,795
Prepaid expenses and other current assets	45,658	16,569

Total current assets	1,550,039	1,265,608

Fixed assets, net	12,007	14,878

Intangible assets, net	3,914,759	3,649,878

Total assets	$5,476,805	$4,930,364

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable and accrued expenses	$1,079,608	$542,140
Derivative instrument liability (see Note 6)	799,204	—

Total liabilities	1,878,812	542,140

Commitments and contingencies

Stockholders’ equity:

Preferred stock, no par value, 5,000,000 shares authorized, no shares outstanding	—	—

Common stock, $0.001 par value, 50,000,000 shares authorized, 28,272,655 and 23,357,519 issued and outstanding as of March 31, 2010 and June 30, 2009, respectively	28,273	23,358

Additional paid-in capital	14,506,504	13,049,734

Accumulated deficit	(10,936,784)	(8,684,868)

Total stockholders’ equity	3,597,993	4,388,224

Total liabilities and stockholders’ equity	$5,476,805	$4,930,364

The accompanying notes are an integral part of these
unaudited condensed financial statements

iBio, Inc.
(Formerly iBioPharma, Inc.)
Condensed Statements of Operations
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,

	2010	2009	2010	2009

Sales	$—	$326,886	$—	$1,039,446

Cost of goods sold	—	166,400	—	497,099

Gross profit	—	160,486	—	542,347

Operating expenses:

Research and development	1,055,986	83,100	1,414,370	714,300
General and administrative	536,657	405,082	1,507,647	1,276,872

Total operating expenses	1,592,643	488,182	2,922,017	1,991,172

Operating loss	(1,592,643)	(327,696)	(2,922,017)	(1,448,825)

Other income (expense):

Interest income	3,189	3,309	11,206	18,189
Royalty income	4,160	—	17,114	—
Change in the fair value of derivative instrument liability (see Note 6)	(58,385)	—	(599,815)	—

Other income (expense)	(51,036)	3,309	(571,495)	18,189

Loss before income taxes	(1,643,679)	(324,387)	(3,493,512)	(1,430,636)

Income tax expense	600	100	1,800	1,478

Net loss	$(1,644,279)	$(324,487)	$(3,495,312)	$(1,432,114)

Net loss per common share - Basic and diluted	$(0.06)	$(0.01)	$(0.13)	$(0.07)

Weighted average common shares outstanding - Basic and diluted	28,272,655	23,457,297	26,981,086	19,182,972

The accompanying notes are an integral part of these
unaudited condensed financial statements

iBio, Inc.
(Formerly iBioPharma, Inc.)
Condensed Statement of Stockholders’ Equity
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit
							Total
	Shares	Amount	Shares	Amount

Balance, June 30, 2009	—	$—	23,357,519	$23,358	$13,049,734	$(8,684,868)	$4,388,224

Cumulative effect of a change in accounting principle - Adoption of ASC 815-40 (see Note 6)	—	—	—	—	(1,442,785)	1,243,396	(199,389)

Issuance of common stock and warrants for cash at $0.65 per unit, net of expenses	—	—	4,615,385	4,615	2,791,272	—	2,795,887

Issuance of common stock in accordance with anti-dilution provisions of the August 2008 financing	—	—	299,751	300	(300)	—	—

Stock-based compensation expense	—	—	—	—	82,983	—	82,983

Issuance of warrants to consultants	—	—	—	—	25,600	—	25,600

Net loss	—	—	—	—	—	(3,495,312)	(3,495,312)

Balance, March 31, 2010	—	$—	28,272,655	$28,273	$14,506,504	$(10,936,784)	$3,597,993

The accompanying notes are an integral part of these
unaudited condensed financial statements

iBio, Inc.
(Formerly iBioPharma, Inc.)
Condensed Statements of Cash Flows
(Unaudited)

	Nine months ended March 31,

	2010	2009

Cash flows from operating activities:

Net loss	$(3,495,312)	$(1,432,114)

Adjustments to reconcile net loss to net cash used in operating activities:

Change in the fair value of derivative instrument liability (see Note 6)	599,815	—
Depreciation and amortization	248,354	207,280
Stock-based compensation	82,983	8,446
Issuance of warrants for services	25,600	—

Changes in operating assets and liabilities:

(Increase) decrease in accounts receivable	200,390	(84,323)
Increase in prepaid expenses and other current assets	(29,089)	(16,559)
Increase (decrease) in accounts payable and accrued expenses	537,468	(510,849)

Net cash used in operating activities	(1,829,791)	(1,828,119)

Cash flows from investing activities:

Additions to intangible assets	(510,364)	(1,431,284)
Additions to fixed assets	—	(4,580)

Net cash used in investing activities	(510,364)	(1,435,864)

Cash flows from financing activities:

Proceeds from sale of common stock and warrants, net of expenses	2,795,887	4,580,302

Advances from former parent, net	—	82,083

Net cash provided by financing activities	2,795,887	4,662,385

Net increase in cash	455,732	1,398,402

Cash - Beginning of period	1,039,244	19,005

Cash - End of period	$1,494,976	$1,417,407

Supplemental disclosures of cash flow information:

Cash paid for:
Interest	$—	$898

Income taxes	$—	$1,478

Supplemental disclosures of non-cash operating, investing, and financing activities:

Cumulative effect of a change in accounting principle - Adoption of ASC 815-40 (see Note 6)	$199,389	$—

Issuance of common stock in accordance with anti-dilution provisions of the August 2008 financing	$300	$—

Cancellation of common stock owned by former parent	$—	$575,000

Issuance of common stock to stockholders of former parent	$—	$19,845

Issuance of common stock upon conversion of intercompany debt due to former parent	$—	$7,909,494

The accompanying notes are an integral part of these
unaudited condensed financial statements

iBio, Inc.
(Formerly iBioPharma, Inc.)
Notes to Condensed Financial Statements
(Unaudited)

1)	Business

iBio, Inc. (the “Company”) is a biotechnology company focused on commercializing its proprietary technology, the iBioLaunch™ platform, for the production of biologics including vaccines and therapeutic proteins. The Company’s strategy is to utilize its technology for development and manufacture of its own product candidates and to work with both corporate and government clients to reduce their costs during product development and meet their needs for low cost, high quality biologics manufacturing systems. The Company’s near-term focus is to establish business arrangements for use of its technology by licensees for the development and production of products for the prevention and treatment of various infectious diseases. Vaccine candidates presently being advanced on the Company’s proprietary platform are applicable to newly emerging strains of H1N1 swine-like influenza and H5N1 for avian influenza.

Prior to April 1, 2009, the Company also used plants as a source of novel, high quality nutritional supplements and sold those products to customers located primarily in the United States. Effective on that date, the Company licensed that technology and transferred all such customer relationships to a subsidiary of its former parent in consideration for a 5% royalty on future net sales.

Effective August 10, 2009, the Company changed its name from iBioPharma, Inc. to iBio, Inc.

2)	Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. However, in the opinion of management, the accompanying unaudited financial statements contain all normal and recurring adjustments necessary to present fairly the financial position of the Company as of March 31, 2010 and the related statements of operations and cash flows for the interim periods then ended. The balance sheet amounts as of June 30, 2009 were derived from audited financial statements. For further information, refer to the audited financial statements and related disclosures that were filed by the Company with the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2009.

These financial statements were prepared under the assumption that the Company will continue as a going concern for the next twelve months. The ability to do so is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures, and/or generate revenue. These financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Current cash and working capital resources are expected to support the Company’s activities through the summer of 2010. The Company plans to fund its development and commercialization activities during the balance of 2010 and beyond through licensing arrangements and/or the sale of equity securities. The Company cannot be certain that such funding will be available on acceptable terms, or available at all. To the extent that the Company raises additional funds by issuing equity securities, its stockholders may experience significant dilution. If the Company is unable to raise funds when required or on acceptable terms, it may have to: a) Significantly delay, scale back, or discontinue the development and/or commercialization of one or more product candidates; b) Seek collaborators for product candidates at an earlier stage than would otherwise be desirable and/or on terms that are less favorable than might otherwise be available; or c) Relinquish or otherwise dispose of rights to technologies, product candidates, or products that the Company would otherwise seek to develop or commercialize itself.

Salaries and benefits totaling $83,000 and $214,000 have been reclassified from general and administrative to research and development expense in the unaudited condensed statements of operations for the three and nine months ended March 31, 2009, respectively, in order to conform to the current period presentation.

3)	Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The areas most significantly affected by estimates consist of:

a)	Valuation and recovery of intangible assets;

b)	Stock-based compensation; and

c)	Valuation of derivative instruments.

The Company’s accounting policies are described in Note 2 to the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2009 and, with respect to the valuation of derivative instruments, in Note 6 to these financial statements.

Management reviews its estimates on a continual basis utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

4)	Earnings Per Share

Basic and diluted net loss per common share was determined by dividing the net loss by the weighted average common shares outstanding during the three and nine months ended March 31,

2010 and 2009. Basic and diluted weighted average common shares outstanding were the same since the effect of including common shares issuable pursuant to the exercise of the stock options and warrants in diluted weighted average common shares outstanding would have been anti-dilutive.

The following table summarizes the number of common shares excluded from the calculation of weighted average common shares outstanding for the three and nine months ended March 31, 2010 and 2009:

	Three months ended March 31,		Nine months ended March 31,

	2010	2009	2010	2009

Warrants	3,085,811	2,345,752	3,085,811	2,345,752
Stock options	2,150,000	680,000	2,150,000	680,000

Total	5,235,811	3,025,752	5,235,811	3,025,752

5)	Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (“Codification” or “ASC”) as the single source of authoritative U.S. generally accepted accounting principles except for additional authoritative rules and interpretive releases issued by the SEC. The Codification is effective for financial statements issued for interim and annual periods ended after September 15, 2009. The Company adopted the Codification effective September 30, 2009 and such adoption did not have an impact upon the Company’s financial statements.

Effective July 1, 2009, the Company adopted guidance in ASC 350-30, “General Intangibles Other Than Goodwill”. This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The adoption of this guidance did not have a material impact on our financial statements.

Effective July 1, 2009, the Company adopted guidance in ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity”. This guidance was effective for fiscal years beginning after December 15, 2008 and the adoption by the Company effective July 1, 2009 had a material impact upon the Company’s financial statements. The provisions of this guidance and details concerning its adoption are discussed in Note 6.

6)	Derivative Financial Instruments

Introduction:

Effective July 1, 2009, generally accepted accounting principles required that the warrants issued by the Company in connection with the August 2008 financing be considered derivative instruments and that the Company report an estimated fair value of such warrants as a liability as of each balance sheet date and the change in that liability as non-cash income or expense in the statement of operations for the related reporting period.

The Company uses the Black-Scholes option pricing model to estimate its derivative instrument liability which requires several assumptions, including the current price of the Company’s common stock. This model is particularly sensitive to the assumed volatility in the price of the Company’s common stock and the actual price of the Company’s common stock as of each balance sheet date. Increases in the assumed volatility or the actual price of the Company’s common stock has the effect of estimating a higher value for such warrants, which results in a larger estimated derivative liability on the balance sheet, which results in a larger non-cash expense being recorded in the statement of operations.

Thus, for example, the accounting guidance applicable to these warrants requires the Company, (assuming all other inputs to the Black-Scholes model remain constant), to record a non-cash expense when the Company’s stock price is rising and record non-cash income when the Company’s stock price is falling.

Detail Discussion:

Effective July 1, 2009, the Company adopted guidance in ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity”. The applicable provisions of this guidance require that:

a)

Warrants issued by the Company in an August 2008 financing transaction containing downside ratchet provisions were previously accounted for as equity instruments in accordance with generally accepted accounting principles in effect through June 30, 2009. They must now be considered and accounted for as derivative instruments effective July 1, 2009 and the related estimated fair value reported as a liability as of each balance sheet date; and

b)

Such derivative instruments must be marked-to-market as of each balance sheet date and the change in the reported estimated fair value of such instruments be recorded as non-cash income or expense in the statement of operations.

In accordance with this guidance, the Company estimated the fair value of these instruments to be $199,389 as of July 1, 2009 and established a derivative instrument liability in that amount by recording reductions of $1,442,785 in additional paid-in capital and $1,243,396 in accumulated deficit. The effect of this adjustment is presented as a cumulative effect of change in an accounting principle in the condensed statement of stockholders’ equity.

As of March 31, 2010, the estimated fair value of this derivative liability was $799,204 and:

a)	The resulting increase of $58,385 during the three months ended March 31, 2010 was reported as non-cash expense in our condensed statement of operations as a component of other income (expense), and

b)	The resulting increase of $599,815 during the nine months ended March 31, 2010 was reported as non-cash expense in our condensed statement of operations as a component of other income (expense).

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of these derivative instruments. The Company considers them to be Level 2 type instruments in accordance with ASC 820-10 “Fair Value Measurements and Disclosures” as the inputs used to estimate their value are observable either directly or indirectly. The risk-free interest rate assumptions were based upon the observed interest rates appropriate for the remaining contractual term of the instruments. The expected volatility assumptions were based upon the historical volatility of the stock of comparable companies. The expected dividend yield was assumed to be zero as the Company has not paid any dividends since its inception and does not anticipate paying dividends in the foreseeable future. The expected term assumptions were based upon the remaining contractual term of these instruments.

The assumptions made in calculating the fair value of these derivative instruments as of July 1, 2009, December 31, 2009, and March 31, 2010 were as follows:

Risk free interest rate	2.0, 2.3, and 2.4%, respectively
Dividend yield	Zero
Volatility	80%
Expected term	4.2, 3.7, and 3.4 years, respectively

7)	Financing Transaction

On September 10, 2009, the Company issued 4,615,385 shares of common stock at $0.65 per unit and received net proceeds of $2,795,887 and issued warrants to the placement agent for the purchase of 250,587 shares of common stock at a price of $0.65 per share. The warrants were 100% vested upon issuance and expire on September 10, 2014. The Company estimated the fair value of the warrants, attributed proceeds of $92,637 to them, and recorded that amount as an addition to paid-in capital.

Additionally, in connection with the September 2009 financing, the Company:

a)

Issued 299,751 shares of common stock to the investors in the August 2008 financing in accordance with the anti-dilution provisions of that offering. The Company accounted for the issuances of those shares as a reduction of additional paid-in capital and an increase in common stock at the aggregate par value of $300; and

b)	Adjusted the warrant agreements with the investors in the August 2008 financing to provide for the purchase of an additional 369,472 shares of common stock and adjusted the exercise prices as follows:

	i)	Warrants for the purchase of 1,172,876 at $3.20 per common share were revised to provide for the purchase of 1,350,073 at $2.78 per common share; and

	ii)	Warrants for the purchase of 1,172,876 at $4.26 per common share were revised to provide for the purchase of 1,365,151 at $3.66 per common share.

The accounting for the adjustment to these warrants is described in Note 6.

8)	Share Based Payments

The Company generally measures the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of such instruments. The risk-free interest rate assumptions were based upon the observed interest rates appropriate for the expected term of the equity instruments. The expected volatility assumption was based upon the historical volatility of the common stock of comparable companies. The expected dividend yield was assumed to be zero as the Company has not paid any dividends since its inception and does not anticipate paying dividends in the foreseeable future. The expected term assumption for employee options was determined utilizing the simplified method provided in Staff Accounting Bulletin No. 107, Share-Based Payment, which averages an award’s vesting period with its contractual term. The expected term assumption for vendors’ options and warrants was determined using the contractual term of each award.

Assumptions made in calculating the fair value of options and warrants issued during the three and nine months ended March 31, 2010 and 2009 were as follows:

	Three months ended March 31,		Nine months ended March 31,
	2010	2009	2010	2009

Risk free interest rate	2.7%	2.1 to 2.3%	0.8 to 3.4%	2.1 to 2.3%
Dividend yield	Zero	Zero	Zero	Zero
Volatility	81%	80%	81%	80%
Expected term	6.0 to 10.0 years	5.0 to 6.5 years	2.0 to 10.0 years	5.0 to 6.5 years

On July 13, 2009, the Company issued warrants to a third party for the purchase of 100,000 shares of common stock at a price of $0.35 per share in connection with a professional service agreement. The warrants were 100% vested upon issuance and expire on July 13, 2014. The

Company estimated the fair value of the warrants to be $25,600 and accounted for them as an expense within general and administrative expenses on the date of issuance with a corresponding increase to additional paid-in capital.

On August 10, 2009, the Company granted options to members of management for the purchase of 500,000 shares of common stock at a price of $0.66 per share. The options vest ratably on the first through fifth anniversary dates of the grant and expire on August 10, 2019. The Company estimated the fair value of the options on the grant date to be $216,000 and is recording such expense ratably over the vesting period within general and administrative expenses.

On August 10, 2009, the Company granted options to members of the Board of Directors for the purchase of 180,000 shares of common stock at a price of $0.66 per share. The options vest ratably on the first, second, and third anniversary dates of the grant and expire on August 10, 2019. The Company estimated the fair value of the options on the grant date to be $77,760 and is recording such expense ratably over the vesting period within general and administrative expenses.

In connection with the financing transaction on September 10, 2009, the Company issued warrants to the placement agent for the purchase of 250,587 shares of common stock at a price of $0.65 per share and adjusted the warrant agreements issued to the investors in the August 2008 financing to provide for the purchase of an additional 369,472 shares of common stock. See Note 7 for a detailed discussion of such issuances and adjustments.

On November 15, 2009, the Company issued warrants to a third party for the purchase of 20,000 shares of common stock at a price of $1.00 per share in connection with a professional service agreement. The warrants vest in equal amounts on the six and twelve months anniversaries after the date of issuance and expire on November 15, 2011. The Company estimated the fair value of these warrants to be $6,300 as of March 31, 2010 and is recording such expense ratably over the vesting period.

On February 25, 2010, the Company granted options to an employee for the purchase of 30,000 shares of common stock at a price of $0.87 per share. The options vest ratably on the first, second, and third anniversary dates of the grant and expire on February 25, 2020. The Company estimated the fair value of the options on the grant date to be $18,750 and is recording such expense ratably over the vesting period within general and administrative expenses.

On March 1, 2010, the Company granted options to a member of the Board of Directors for the purchase of 60,000 shares of common stock at a price of $0.87 per share. The options vest ratably on the first, second, and third anniversary dates of the grant and expire on February 25, 2020. The Company estimated the fair value of the options on the grant date to be $45,840 and is recording such expense ratably over the vesting period within general and administrative expenses.

On March 1, 2010, the Company granted options to an employee for the purchase of 500,000 shares of common stock at a price of $0.87 per share. The options vest ratably on January 1, 2011 and the four subsequent anniversary dates, and expire on February 25, 2020. The Company estimated the fair value of the options on the grant date to be $391,000 and is recording such expense ratably over the vesting period. This employee serves as the Company’s Chief Scientific Officer and simultaneously serves as Executive Director of The Center for Molecular Biology of Fraunhofer USA, Inc. (“FhCMB”) which performs research and development activities on behalf of the Company as further described in Note 10.

On March 1, 2010, the Company granted options to FhCMB for the purchase of 100,000 shares of common stock at a price of $0.87 per share. The options vest ratably on the first through third anniversary dates of the grant provided FhCMB’s Executive Director serves as the Company’s Chief Scientific Officer throughout the vesting period and expire on February 25, 2020. The Company estimated the fair value of these options to be $83,500 as of March 31, 2010 and is recording such expense ratably over the vesting period

A summary of the changes in options outstanding during the nine month period ended March 31, 2010 is as follows:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Outstanding at June 30, 2009	780,000	$0.20-$0.31	$0.21	9.6	$184,000
Granted	1,370,000	$0.66-$0.87	$0.77	10.0	$320,900
Exercised	—	—	—	—	—
Terminated	—	—	—	—	—

Outstanding and expected to vest at March 31, 2010	2,150,000	$0.20-$0.87	$0.57	9.4	$933,900

Options exercisable at March 31, 2010	160,000	$0.20	$0.20	8.9	$128,000

The weighted average fair value of options granted during the nine months ended March 31, 2010 was $0.62.

A summary of the changes in warrants outstanding during the nine months ended March 31, 2010 is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share

Outstanding at June 30, 2009	2,345,752	$3.73
Granted	740,059	$1.91
Exercised	—	—
Terminated	—	—

Outstanding at March 31, 2010	3,085,811	$2.91

Warrants exercisable at March 31, 2010	3,065,811	$2.92

9)	Related Party Transactions

The Company’s Chief Scientific Officer simultaneously serves as Executive Director of FhCMB which performs research and development activities on behalf of the Company as further described in Note 10.

10)	Commitment

The Company and FhCMB have an agreement whereby FhCMB performs research and development activities on behalf of the Company. In that connection, the Company has the commitment to make payments of $1 million each April and November beginning November 2009 through April 2014 for an aggregate of $10 million to FhCMB for services to further develop the Company’s proprietary technology and product candidates. Such payments are initially recorded as prepaid expenses and then expensed as agreed-upon services are performed by FhCMB. The Company paid the first installment due under this agreement of $1 million in January 2010 and recorded it as research and development expense during the quarter ended March 31, 2010. As of the filing date of this report, the Company has not paid the second installment due which was due in April 2010.

11)	Contingency

The Company previously reported a disagreement with FhCMB regarding whether a certain technical milestone was achieved by FhCMB under a research for vaccine studies which would trigger the obligation of a $250,000 payment by the Company to FhCMB. In connection with the resolution of that disagreement, the Company recorded $250,000 in research and development expenses during the three and the nine months ended December 31, 2009 and March 31, 2010, respectively, and an accrued liability in the same amount.

Item 2	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANICAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Certain statements set forth under this caption constitute “forward-looking statements.” See “Disclosure Regarding Forward-Looking Statements” on page 1 of this Report for additional factors relating to such statements. The following discussion should also be read in conjunction with the Condensed Financial Statements of the Company and Notes thereto included elsewhere herein and the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

Overview

iBio, Inc. (the “Company”) is a biotechnology company focused on commercializing its proprietary technology, the iBioLaunch™ platform, for the production of biologics including vaccines and therapeutic proteins. The Company’s strategy is to utilize its technology for development and manufacture of its own product candidates and to work with both corporate and government clients to reduce their costs during product development and meet their needs for low cost, high quality biologics manufacturing systems. The Company’s near-term focus is to establish business arrangements for use of its technology by licensees for the development and production of products for the prevention and treatment of various infectious diseases. Vaccine candidates presently being advanced on the Company’s proprietary platform are applicable to newly emerging strains of H1N1 swine-like influenza and H5N1 for avian influenza.

In order to attract appropriate licensees and increase the value of the Company’s share of such intended contractual arrangements, the Company engaged the Center for Molecular Biology of Fraunhofer USA, Inc. (“FhCMB”) in 2004 to perform research and development activities to apply the platform to create our first product candidate. The Company selected a plant-based influenza vaccine for human use as the product candidate to exemplify the value of the platform. Based on research conducted by FhCMB, our proprietary technology is applicable to the production of vaccines for any strain of influenza including the newly-emerged strains of H1N1 swine-like influenza.

In connection with the research and development agreement, FhCMB agreed to use its best efforts to obtain grants from governmental and non-governmental entities to fund additional development of our proprietary plant-based technology. Consequently, in addition to the funding we have provided, FhCMB has received funding from the Bill & Melinda Gates Foundation for development of an experimental vaccine for H5N1 avian influenza based upon our proprietary technology.

We expect at least one of these vaccine candidates to begin Phase 1 clinical trials during the calendar year 2010.

These financial statements were prepared under the assumption that we will continue as a going concern for the next twelve months. Our ability to do so is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures, and/or generate revenue. These financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Current cash and working capital resources are expected to support our activities through the summer of 2010. We plan to fund our development and commercialization activities during the balance of 2010 and beyond through licensing arrangements and/or the sale of equity securities as more fully described in the Liquidity and Capital Resources section in the following paragraphs.

Liquidity and Capital Resources

We had cash of $1,495,000 at March 31, 2010 compared to $1,039,000 at June 30, 2009. This increase of $456,000, or 44%, was due to net proceeds of $2,796,000 from the sale of common stock offset by net cash used of $1,830,000 and $510,000 related to operating activities and investing activities, respectively. We had negative working capital of $329,000 at March 31, 2010. The calculation of this working capital amount is net of the derivative instrument liability of $799,000 as of that date.

Current cash and working capital resources are expected to support our activities through the summer of 2010. This includes a commitment to make payments to FhCMB of $1 million in April 2010. As of the filing date of this report, the Company had not made that payment due to cash flow constraints.

We plan to fund our development and commercialization activities during the balance of 2010 and beyond through licensing arrangements and/or the sale of equity securities. We cannot be certain that such funding will be available on acceptable terms, or available at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to: a) Significantly delay, scale back, or discontinue the development and/or commercialization of one or more product candidates; b) Seek collaborators for product candidates at an earlier stage than would otherwise be desirable and/or on terms that are less favorable than might otherwise be available; or c) Relinquish or otherwise dispose of rights to technologies, product candidates, or products that we would otherwise seek to develop or commercialize ourselves.

Critical Accounting Policies

The following accounting policies are critical in fully understanding and evaluating our financial statements:

a)	Valuation and recovery of intangible assets;

b)	Stock-based compensation; and

c)	Valuation of derivative instruments.

The Company’s accounting policies are described in Note 2 to the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2009 and, with respect to the valuation of derivative instruments, in Note 6 to these financial statements.

Results of Operations

For the three months ended March 31, 2010 versus March 31, 2009

Sales and cost of goods sold for the three months ended March 31, 2010 were both zero as compared to $327,000 and $166,000, respectively, for the comparable period in 2009. These decreases were primarily attributable to the discontinuance of sales of nutritional supplements effective April 1, 2009. Effective on that date, the Company licensed that technology and transferred all such customer relationships to a subsidiary of its former parent in consideration for a 5% royalty on future net sales. That transaction relieved the Company of the prospective expenses associated with the sales, customer relations, and administrative burden of managing that business, financing its operations, and maintaining the related intellectual property.

Research and development expense for the three months ended March 31, 2010 was $1,056,000 compared to $83,000 for the comparable period in 2009. This increase of $973,000, or 1,200%, was primarily due to: a) An increase of $1,000,000 in services provided by FhCMB; b) An increase of $46,000 related to the hiring of a Chief Scientific Officer during the three months ended March 31, 2010; and c) A decrease of $83,000 in personnel costs as those individuals are now full-time employees of FhCMB.

General and administrative expense for the three months ended March 31, 2010 was $537,000 compared to $405,000 for the comparable period in 2009. This increase of $132,000, or 33%, was primarily due to an increase of $38,000 in financial advisory fees, $30,000 in investor and public relations services, and $26,000 in other public company related expenses. Such increases reflected expenses associated with the Company now being a stand-alone public entity effective with the spin-off from its former parent in August 2008.

Other income (expense) for the three months ended March 31, 2010 was ($51,000) compared to $3,000 the comparable period in 2009. This change consisted of the following:

	2010	2009

Interest income	$3,000	$3,000
Royalty income	4,000	—
Change in the fair value of derivative instrument liability	(58,000)	—

Total	$(51,000)	$3,000

a)	Interest income was comparable.

b)

The presence of royalty income in 2010 when there was no comparable amount in 2008 relates to an agreement with a subsidiary of the Company’s former parent which commenced in April 2009 (see the discussion in the “sales and cost of goods sold” paragraph above).

c)

The $58,000 expense related to the change in the fair value of derivative financial instruments is recorded in accordance with the guidance in ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” which became effective for the Company on July 1, 2009 and is further discussed in Note 6 to these financial statements.

The accounting guidance applicable to these warrants requires the Company, (assuming all other inputs to the Black-Scholes model remain constant), to record a non-cash expense when the Company’s stock price is rising and recording non-cash income when the Company’s stock price is falling. The estimated fair value of this derivative liability increased from $741,000 at December 31, 2009 to $799,000 at March 31, 2010 primarily as a result of an increase in our stock price during that same period. The resulting change of $58,000 has been reported as non-cash expense in our condensed statement of operations as a component of other income (expense) and has no effect upon our operating cash flow.

The calculation of this derivative liability is affected by factors which are subject to significant fluctuations and are not under our control. Consequently, this liability and, therefore, the resulting effect upon our net loss is subject to significant fluctuations and will continue to be subject to significant fluctuations until the warrants either expire in August 2013 or are exercised prior to that date.

Income tax expense for the three months ended March 31, 2010 and 2009 reflects estimates for the minimum amounts of state income taxes due in states where we are required to file income tax returns. Our deferred tax assets resulting from our net operating losses are fully reserved in a valuation allowance account since it is more likely than not that such assets will not be realized.

For the nine months ended March 31, 2010 versus March 31, 2009

Sales and cost of goods sold for the nine months ended March 31, 2010 were both zero as compared to $1,039,000 and $497,000, respectively, for the comparable period in 2009. These decreases were primarily attributable to the discontinuance of sales of nutritional supplements effective April 1, 2009. Effective on that date, the Company licensed that technology and transferred all such customer relationships to a subsidiary of its former parent in consideration for a 5% royalty on future net sales. That transaction relieved the Company of the prospective expenses associated with the sales, customer relations, and administrative burden of managing that business, financing its operations, and maintaining the related intellectual property.

Research and development expense for the nine months ended March 31, 2010 was $1,414,000 compared to $714,000 for the comparable period in 2009. This increase of $700,000, or 98%, was primarily due to: a) An increase of $750,000 in services provided by FhCMB; b) A decrease of $214,000 in personnel costs as those individuals are now full-time employees of FhCMB; c) An increase of $46,000 in costs related to the hiring of a Chief Scientific Officer; and d) An increase of $126,000 consisting primarily of expense related to the preparation of an Investigational New Drug application (IND) filing with the United States Food and Drug Administration.

General and administrative expense for the nine months ended March 31, 2010 was $1,508,000 compared to $1,277,000 for the comparable period in 2009. This increase of $231,000, or 19%, was primarily due to an increase of $116,000 in financial advisory fees and an increase of $91,000 in investor and public relations services. Such changes are associated with the Company now being a stand-alone public entity effective with the spin-off from its former parent in August 2008.

Other income (expense) for the nine months ended March 31, 2010 was an expense of ($571,000) compared to income of $18,000 the comparable period in 2009. This change consisted of the following:

	2010	2009

Interest income	$11,000	$18,000
Royalty income	18,000	—
Change in the fair value of derivative instrument liability	(600,000)	—

Total	$(571,000)	$18,000

a)	Interest income decreased by $7,000 reflecting the lower average balance of cash on hand during the comparable periods and lower interest rates.

b)

The presence of royalty income in 2010 when there was no comparable amount in 2009 relates to an agreement with a subsidiary of the Company’s former parent which commenced in April 2009 (see the discussion in the “sales and cost of goods sold” paragraph above).

c)

The $600,000 expense related to the change in the fair value of derivative financial instruments is recorded in accordance with the guidance in ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” which became effective for the Company on July 1, 2009 and is further discussed in Note 6 to these financial statements.

The accounting guidance applicable to these warrants requires the Company, (assuming all other inputs to the Black-Scholes model remain constant), to record a non-cash expense when the Company’s stock price is rising and recording non-cash income when the Company’s stock price is falling. The estimated fair value of this derivative liability increased from $199,000 at July 1, 2009 to $799,000 at March 31, 2010 primarily as a result of an increase in our stock price during that same period. The resulting change of $600,000 has been reported as non-cash expense in our condensed statement of operations as a component of other income (expense).

The calculation of this derivative liability is affected by factors which are subject to significant fluctuations and are not under our control. Consequently, this liability and, therefore, the resulting effect upon our net loss is subject to significant fluctuations and will continue to be subject to significant fluctuations until the warrants either expire in August 2013 or are exercised prior to that date.

Income tax expense for the nine months ended March 31, 2010 and 2009 reflects estimates for the minimum amounts of state income taxes due in states where we are required to file income tax returns. Our deferred tax assets resulting from our net operating losses are fully reserved in a valuation allowance account since it is more likely than not that such assets will not be realized.

Item 3	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

In the normal course of business, the Company may be a party to financial instruments that are subject to market risks arising from changes in interest rates and foreign currency rates. We currently do not use derivative financial instruments to address treasury risk management issues in connection with changes in interest rates and foreign currency rates.

Item 4T	CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures that are designed to provide reasonable assurance that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, or the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15(b) under the Exchange Act, we carried out an evaluation, under the supervision and with the participation of management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing and as described in the following paragraphs, our principal executive officer and principal financial officer concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in reports that we file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

Our independent public accounting firm, J.H. Cohn LLP (“JHC”), communicated to our audit committee on February 10, 2010 that a material weakness existed in our internal control over financial reporting. This weakness was comprised of financial accounting and disclosure deficiencies and financial reporting deficiencies for non-routine, complex transactions. This weakness resulted in additions and corrections to disclosures in our Form 10-Q prior to filing and in us not implementing the guidance in ASC 815-40, “Derivative and Hedging – Contracts in an Entity’s Own Equity” in a timely manner, which required the restatement of our financial statements as of and for the quarter ended September 30, 2009.

Upon receipt of the communication from JHC, management took immediate action to prospectively remediate this weakness by establishing an in-depth independent internal review that did not previously exist.

Except for the matter described above, there have been no changes in our internal control over financial reporting during the quarter ended March 31, 2010 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II	OTHER INFORMATION

Item 1	LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings.

Item 1A	RISK FACTORS

The risks described in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended June 30, 2009, could materially and adversely affect our business, financial condition and results of operations. The risk factors discussed in that Form 10-K do not identify all risks that we face because our business operations could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Our independent public accounting firm, J.H. Cohn LLP (“JHC”), communicated to our audit committee on February 10, 2010 that a material weakness existed in our internal control over financial reporting. This weakness was comprised of financial accounting and disclosure deficiencies and financial reporting deficiencies for non-routine, complex transactions. This weakness resulted in additions and corrections to disclosures in our Form 10-Q prior to filing and in us not implementing the guidance in ASC 815-40, “Derivative and Hedging – Contracts in an Entity’s Own Equity” in a timely manner, which required the restatement of our financial statements as of and for the quarter ended September 30, 2009. Upon receipt of the communication from JHC, management took immediate action to prospectively remediate this weakness by establishing an in-depth independent internal review that did not previously exist. Failure in the remediation of this weakness could diminish our ability to meet our financial reporting obligations in an accurate and timely manner.

Current economic conditions may cause a decline in business spending which could adversely affect our business and financial performance.

Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable and recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility, and recession.

Additionally, we may experience difficulties in scaling our operations to react to economic pressures in the United States.

Item 2	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

Item 3	DEFAULTS UPON SENIOR SECURITIES

None.

Item 5	OTHER INFORMATION

None.

Item 6	EXHIBITS

Exhibit Number

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Chief Executive Officer.

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Chief Financial Officer

32.1	Certification of periodic financial report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by Chief Executive Officer.

32.2	Certification of periodic financial report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iBio, Inc.

Date: May 19, 2010	By:	/s/ Robert B. Kay

Robert B. Kay,
Chief Executive Officer

Date: May 19, 2010	By: /s/ Frederick Larcombe

Frederick Larcombe,
Chief Financial Officer

Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert B. Kay certify that:

1.	I have reviewed this quarterly report on Form 10-Q of iBio, Inc. for the three and nine months ended March 31, 2010;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reports (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 19, 2010	By:	/s/ Robert B. Kay
	Name:	Robert B. Kay
	Title:	Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Frederick Larcombe certify that:

1.	I have reviewed this quarterly report on Form 10-Q of iBio, Inc. for the three and nine months ended March 31, 2010;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reports (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 19, 2010	By:	/s/ Frederick Larcombe
	Name:	Frederick Larcombe
	Title:	Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2010 of iBio, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert B. Kay, the Chief Executive Officer of iBio, Inc. certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 19, 2010	By:	/s/ Robert B. Kay
	Name:	Robert B. Kay
	Title:	Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT

As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2010 of iBio, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederick Larcombe, the Chief Financial Officer of iBio, Inc. certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 19, 2010	By:	/s/ Frederick Larcombe
	Name:	Frederick Larcombe
	Title:	Chief Financial Officer